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                                 FIFTH AMENDMENT
                               TO CREDIT AGREEMENT


     FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 5, 1998 (this "Amendment"), among UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Borrower"), the financial institutions party to the Credit Agreement described below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

     WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of February 25, 1998 (as amended, modified and supplemented through, but not including, the date hereof, the "Credit Agreement");

     WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided; and

     NOW THEREFORE, it is agreed:

     1. Section 8.02 of the Credit Agreement is hereby amended by (i) deleting the text "and" appearing at the end of clause (l) thereof, (ii) deleting the period appearing at the end of clause (m) thereof and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (n) immediately after clause (m) thereof:

          "(n) the Borrower may consummate the MRS Acquisition."

     2. Section 6.22 of the Credit Agreement is hereby amended by (i) deleting the number "25,000,000" appearing immediately after the text "(i)" and inserting the number "50,000,000" in lieu thereof, (ii) deleting the text "100,000 Shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of which no shares" appearing immediately after the text "(ii)" and inserting the text "25,000 shares of Series A 12% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock, par value $.01 per share, of which 6,000 shares" in lieu thereof and (iii) deleting the number "4,900,000" appearing immediately after the text "(iii)" and inserting the number "9,975,000" in lieu thereof.

     3. Section 10 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

          "MRS" shall mean Medical Rentals Stat, Inc., an Oklahoma corporation.

          "MRS Acquisition" shall mean the acquisition by the Borrower of all of the issued and outstanding shares of capital stock of MRS pursuant to and in accordance with the MRS Acquisition Documents.

          "MRS Acquisition Agreement" shall mean the Stock Purchase Agreement, dated as of November 5, 1998, by and among the Borrower and the selling shareholders of MRS.

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          "MRS Acquisition Documents" shall mean the MRS Acquisition Agreement and all other documents required to be entered into or delivered pursuant to the terms and conditions of the MRS Acquisition Agreement.

     4. This Amendment is limited precisely as written and shall not be deemed to be a consent to or modification of any other term or condition of the Credit Agreement, the other Credit Documents or any of the instruments or agreements referred to therein.

     5. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Fifth Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects on the Fifth Amendment Effective Date both before and after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

     6. This Amendment shall become effective upon the date on which the following conditions precedent shall have been satisfied (such effective date being herein referred to as the "Fifth Amendment Effective Date"):

          (i) the Borrower and each of the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office;

          (ii) true and correct copies of the MRS Acquisition Documents shall have been delivered to the Administrative Agent, and all terms of the MRS Acquisition Documents shall be satisfactory in form and substance to the Administrative Agent;

          (iii) the MRS Acquisition Documents (and the transactions contemplated thereby) shall have been duly approved by the boards of directors and, if required by applicable law, the stockholders of the parties thereto, and all MRS Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect;

          (iv) each of the conditions precedent to the obligation of the parties to consummate the MRS Acquisition as set forth in the MRS Acquisition Agreement shall have been satisfied to the satisfaction of the Administrative Agent and the Required Banks, or waived with the consent of the Administrative Agent and the Required Banks, and the MRS Acquisition shall have been consummated in accordance with the MRS Acquisition Documents (without giving effect to any material amendment or modification of the MRS Acquisition Agreement or waiver with respect thereto unless consented to by the Administrative Agent and the Required Banks) and all applicable laws, rules and regulations and

          (v) the Borrower shall have delivered a certificate of an Authorized Officer, dated the Fifth Amendment Effective Date, stating that all of the conditions set forth in clauses (iii) and (iv) above have been satisfied as of such date.


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     7. Within 10 days following the Fifth Amendment Effective Date, the
Borrower shall have delivered the following to the Administrative Agent:

          (i) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all tax liens or tax judgments and all effective financing statements that name MRS and/or any of its subsidiaries and are filed in either (x) any jurisdiction in which MRS or any subsidiary of MRS maintains its chief executive office or (y) any other jurisdiction in which any assets of MRS or any subsidiary of MRS are located, together with, in the case of financing statements, (1) copies of any Financing Statements that name MRS or any subsidiary of MRS as debtor and (2) evidence of filing of appropriate termination statements executed by the secured lender in respect of any Financing Statements referred to in clause (1) above;

          (ii) executed Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction referred to in clause (i) above as may be necessary to perfect the security interests purported to be created by the Security Agreement in the assets of MRS and its subsidiaries;

          (iii) evidence of the completion of (or evidence of the making of arrangements satisfactory to the Administrative Agent for the completion
     of) all other recordings and filings of, or with respect to, MRS and its subsidiaries and/or their assets as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement in the assets of MRS and its subsidiaries (including, without limitation, filings and registrations with respect to copyrights, patents and trademarks); and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement in the assets of MRS and its subsidiaries have been taken.

     8. Within 3 business days following the Fifth Amendment Effective Date, the Borrower shall have filed the Articles of Merger relating to the merger of MRS with and into the Borrower, with the Borrower as the surviving corporation of such merger, with the Secretary of State of Minnesota and with the Secretary of State of Oklahoma and within 30 days following the Fifth Amendment Effective Date, the merger referred to above shall have been consummated in accordance with all applicable laws and evidence of any approvals of such merger shall be provided to the Banks.

     9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

     10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     11. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

     12.  *********

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